                                                                   EXHIBIT NO. 2


                      PLAN AND AGREEMENT OF REORGANIZATION


         This Plan and Agreement of Reorganization ("Agreement") is entered into in Harris County, Texas, this 20th day of July, 1999, by and between ALLQUEST.com Corporation, a Delaware corporation (hereinafter "Purchaser"), and the undersigned stockholders of Allied Mortgage Capital Corporation, a Texas corporation (hereinafter "Allied Capital"), who are individually called "Stockholder" and collectively called "Stockholders", owners of all of the outstanding shares of capital stock of Allied Capital.

                             PLAN OF REORGANIZATION

         The Purchaser will acquire from the Stockholders all of the issued and outstanding shares of capital stock of Allied Capital, in exchange for shares of voting common stock of the Purchaser. Allied Capital will thereby become a wholly-owned subsidiary of the Purchaser.

                                    AGREEMENT

         In order to consummate such plan of reorganization, the parties hereto in consideration of the mutual agreements and on the basis of the representations and warranties hereinafter set forth, do hereby agree as follows:

                                    ARTICLE 1
                   TRANSFER OF ALLIED CAPITAL'S CAPITAL STOCK
                           CONSIDERATION FOR TRANSFER

         1.01. Terms and Conditions. Subject to the terms and conditions of this Agreement, each Stockholder will assign, transfer and deliver to the Purchaser, at the Closing (as hereinafter defined) on the Closing Date (as hereinafter defined), certificates for shares of capital stock of Allied Capital duly endorsed in blank with signatures guaranteed by a state or national bank as set forth beside their respective signatures on this Agreement.

         1.02. Closing Date. At the Closing on the Closing Date, subject to the terms and conditions of this Agreement, and in full consideration for the assignment, transfer, and delivery to the Purchaser of all of the issued and outstanding shares of capital stock of Allied Capital, the Purchaser will deliver to the Stockholders for each share of Allied Capital they hold forty thousand (40,000) shares of Purchaser's common stock, par value $.01 per share, hereinafter referred to as the "Common Stock", such shares to be fully paid and nonassessable.



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                                    ARTICLE 2
                                     CLOSING

         The time of the delivery by the Stockholders of their respective shares of capital stock of Allied Capital, as provided in Paragraph 1.01 of this Agreement, and the delivery by the Purchaser of its shares of Common Stock, as provided in Paragraph 1.02 of this Agreement, is herein called the "Closing Date", and the acts of delivery are considered conditions of closing and are sometimes referred to as the "Closing". The Closing Date under this Agreement shall be that date designated by the Purchaser, but in no event shall the Closing Date occur later than December 31, 1999. The Closing shall be held at the offices of Selman & Munson, P.C., 111 Congress Avenue, Suite 1000, Austin, Texas, at 10:00 o'clock A.M., Central Standard Time, on the Closing Date unless either another time or place is mutually agreed upon by the Stockholders and the Purchaser.

                                    ARTICLE 3
                         REPRESENTATIONS AND WARRANTIES

         3.01. Representations and Warranties of Stockholder. As a material inducement to the Purchaser to execute and perform its obligations under this Agreement, each Stockholder represents and warrants to the Purchaser as follows:

         (1) Allied Capital is a Texas corporation duly organized and validly existing and in good standing under the laws of the State of Texas. It has all requisite corporate power and authority to carry on its business as now being conducted. Allied Capital has no subsidiaries and, further, has no direct or indirect interest, either by way of stock ownership or otherwise, in any other firm, corporation, capital, or business. Allied Capital is duly qualified, licensed or domesticated and in good standing as a foreign corporation authorized to do business in each jurisdiction wherein the nature of its activities conducted or the character of its properties make such qualification, licensing or domestication necessary.

         (2) (a) Allied Capital is duly and lawfully authorized by its Articles of Incorporation to issue one hundred (100) shares of common stock, par value $10.00 per share, of which one hundred (100) shares are now validly issued and outstanding. Further, Allied Capital has no other authorized series or class of stock. All the outstanding shares of Allied Capital's capital stock have been duly authorized and validly issued and are fully paid and nonassessable.

             (b) Allied Capital is not presently liable on account of any indebtedness for borrowed monies, except as reflected on the Report described in subparagraph (4) below.


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                  (c) There are no outstanding subscriptions, options, warrants, calls, contracts, demands, commitments, convertible securities or other agreements or arrangements of any character or nature whatever under which Allied Capital is or may be obligated to issue or purchase shares of its capital stock.

         (3) Each Stockholder severally for himself is, and at the time of the Closing on the Closing Date will be, the lawful owner of the shares of capital stock of Allied Capital set opposite his signature in this Agreement, free and clear of all liens, claims, encumbrances and restrictions of every kind; the list of Stockholders and their respective shares opposite the signatures of the Stockholder in this Agreement contains a complete and accurate list of all of the Stockholders of Allied Capital and the shares of its capital stock held by each; each Stockholder has full legal right, power, and authority to sell, assign, and transfer his shares of Capital stock of Allied Capital; and the delivery of such shares to the Purchaser pursuant to the provisions of this Agreement will transfer valid title thereto, free and clear of all liens, encumbrances, claims, and restrictions of every kind.

         (4) The Stockholders have furnished the Purchaser with audited annual report of Allied Capital as of September 30, 1998 (the "Report"). The Report fairly represents the financial condition of Allied Capital at such date and the results of its operations for the period therein specified. Allied Capital owes no taxes based upon income of taxable years prior to the calendar year 1998, and the Report reflects liability for taxes based upon income for calendar year 1998. All required tax returns of Allied Capital have been accurately prepared and duly and timely filed. Any deficiencies resulting from any examinations by the Internal Revenue Service have been duly paid or are properly reflected in the Report.

         (5) There are no legal actions, suits, arbitrations or other legal or administrative proceedings pending or threatened against Allied Capital which would affect it, its properties, assets or business; and neither Allied Capital nor any Stockholder is aware of any facts which to its knowledge might result in any action, suit, arbitration or other proceeding which in turn might result in any material adverse change in the business or conditions (financial or otherwise) of Allied Capital or its properties or assets. Allied Capital is not in default with respect to any judgment, order or decree, of any court or any governmental agency or instrumentality.

         (6) The business operation of Allied Capital has been and is being conducted in accordance with all applicable laws, rules and regulations of all authorities. Allied Capital is not in violation of, or in default under, any term or provision of its Articles of Incorporation or its Bylaws, or of any lien, mortgage, lease, agreement, instrument, order, judgment or decree, or subject to any restriction, contained in any of the foregoing, of any kind or character which does or could materially adversely affect in any way the business,


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properties, assets or prospects of Allied Capital, or which would prohibit the
Stockholders from entering into this Agreement or prevent consummation of the exchange of securities contemplated by this Agreement.

         (7) Since September 30, 1998, there has not been any material adverse change in, or event or condition materially and adversely affecting, the condition (financial or otherwise), properties, assets, liabilities, or to the knowledge of any Stockholder, the business or prospects of Allied Capital.

         (8) Allied Capital carries fire, liability and other insurance with respect to its properties and business in such amounts as are reasonable and against such risks as are customary in relation to the character and location of its properties and the nature of its business.

         3.02. Representations and Warranties of Purchaser. The Purchaser represents and warrants to the Stockholders as follows:

         (1) The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. It has all requisite corporate power and authority to carry on its business as now being conducted, to enter into this Agreement and carry out and perform the terms and provisions of this Agreement.

         (2) The Purchaser's authorized capital stock consists of Fifteen Million (15,000,000) shares of Common Stock, par value $.01 per share, of which no shares were validly issued and outstanding, and no employee stock options were issued and outstanding.

         (3) The execution, delivery and performance of this Agreement have been duly authorized by all requisite corporate action. This Agreement constitutes a valid and binding obligation of the Purchaser in accordance with its terms (except as limited by bankruptcy, insolvency or other laws affecting the enforcement of creditors' rights). No provision of the Certificate of Incorporation, Bylaws, minutes or share certificates of the Purchaser, or of any contract to which the Purchaser is a party or otherwise bound, prevents the Purchaser from delivering good title to its shares of such Common Stock in the manner contemplated hereunder.

         (4) All of the shares of the Purchaser's Common Stock to be issued to the Stockholders pursuant to this Agreement will, when so issued, be validly issued and outstanding, fully paid and nonassessable.

         (5) There are no actions, suits or proceedings pending or, to the knowledge of any officer or officers of the Purchaser, threatened against the Purchaser which would materially and adversely affect the Purchaser, its respective properties or assets or the conduct of its business.


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                                    ARTICLE 4
                    ACTIONS AND OBLIGATIONS OF THE PURCHASER
                      AND THE STOCKHOLDERS BEFORE AND AFTER
                     THE CLOSING AND SECURITIES ACT MATTERS

         4.01. Covenants. Each of the Stockholders covenants with the Purchaser from the date hereof to and including the Closing Date:

         (1) Each representation and warranty of the Stockholders set forth in Paragraph 3.01 of this Agreement shall be true and correct on and as of the Closing Date.

         (2) Except with the prior written consent of the Purchaser to the contrary, Allied Capital will conduct its affairs and business only in the ordinary course of business.

         (3) Allied Capital will afford the Purchaser, its representatives, counsel, agents and employees, at all reasonable times and in a manner and under circumstances which will not cause unreasonable interference with the operation of Allied Capital's business, access to all of the properties of Allied Capital and its books, files, records, insurance policies and other corporate books and records, for the purpose of audit, inspection and examination thereof, and will do, and cause Allied Capital to do, everything reasonably necessary to enable the Purchaser to make a complete examination of the assets and properties of Allied Capital and the condition thereof. No such examination, however, shall constitute a waiver or relinquishment on the part of the Purchaser of its right to rely upon the covenants, representations and warranties made by Allied Capital and the Stockholders in the provisions of this Agreement.

         (4) Allied Capital and each of the Stockholders will consult with the Purchaser at all times up to and including the Closing Date with respect to the operation of and the conduct of Allied Capital's business, provided that neither Allied Capital nor the Purchaser shall incur any liability to anyone as a result of the advice or suggestions offered to Allied Capital or any of the Stockholders in this connection.

         (5) No Stockholder will create or incur, or suffer to exit, any mortgage, lien, pledge, hypothecation, charge, encumbrance or restriction of any kind on the shares of Allied Capital's capital stock, which will be assigned, transferred and delivered to the Purchaser at the Closing on the Closing Date.

         4.02. Common Stock. (1) Each Stockholder acknowledges that the shares of the Purchaser's Common Stock to be delivered to him pursuant to this Agreement have not and are not being registered under the Securities Act of 1933, hereinafter referred to as the 1933 Act, as amended, prior to the Closing Date and that, accordingly, such stock is not



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fully transferable except as permitted under various exemptions contained in the
1933 Act and the rules of the Securities and Exchange Commission interpreting said Act. The provisions contained in this Paragraph 4.02 are intended to ensure compliance with the 1933 Act.

         (2) Each Stockholder covenants, warrants and represents that none of the shares of Allied Capital's capital stock will be issued to him pursuant to this Agreement, will be offered, sold, assigned, pledged, hypothecated, transferred or otherwise disposed of except after full compliance with all of the applicable provisions of the 1933 Act and the rules and regulations of the Securities and Exchange Commission thereunder.

         (3) Each Stockholder represents and warrants to the Purchaser that he is acquiring the shares of the Purchaser's Common Stock to be issued to him under this Agreement for his own account, for investment, and not with a view to the resale or other distribution thereof; that he presently has no intention of selling, transferring, hypothecating or otherwise disposing of all or any part of such shares at any particular time, for any particular price, or upon the happening of any particular event or circumstances; and that the Purchaser is relying upon the truth and accuracy of these covenants, warranties and representations in issuing said shares without first registering the same under the 1933 Act or the Texas Securities Act.

         (4) Each of the Stockholders understands that this offer to exchange capital stock for Purchaser's Common Stock is being made to the Stockholders only if all beneficial owners of interests in such Allied Capital shares (such as a spouse or general partner) are in fact bona fide residents of Texas, and is being made pursuant to the provisions of the 1933 Act, as amended, excepting intra-state securities offerings. Recognizing this, the Stockholders represent:

                  (a) That each Stockholder's residence is within the State of Texas and that no one else owns an interest, beneficial or otherwise in such shares whose residence is outside the State of Texas; and

                  (b) If the Stockholder is a partnership, Allied Capital or other business entity, that the partnership, Allied Capital or other business entity has its principal place of business in the State of Texas and that no partner's, associate's or beneficiary's principal place of business or residence is outside the State of Texas; and

                  (c) If the Stockholder is a corporation, that it is a Texas corporation and that its principal place of business is located in the State of Texas.

         The Stockholders agree to notify the Purchaser promptly if any owner, direct or indirect, of the Purchaser's shares herein offered becomes a resident in a state other than


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Texas, or if there is a change in the facts supporting such representations, prior to the consummation of the exchange.

         The Purchaser is hereby granted the right to make such further investigation as it deems necessary in order to confirm the accuracy of these representations and may reject at any time the offer made by any one or more Stockholders herein if it is not satisfied that the aforementioned conditions of the offer have been met. Each Stockholder further agrees that the certificates evidencing the shares he will receive shall contain the following legend:

                  "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act"), and may not be offered for sale, sold or transferred unless a registration statement under the act is then in effect with respect to such shares or an exemption from the registration requirement of such act is then in fact applicable to such sale, transfer, or offer for sale."

         The Purchaser shall also place a "stop transfer" order against transfer of the shares until one of the conditions set forth above has been met.

         (5) If at any time in the future any of the Stockholders should offer, sell, assign, pledge, hypothecate, transfer or otherwise dispose of any of such shares of Common Stock without registration under the 1933 Act, as amended, or such similar federal statute as may then be in effect, such Stockholder hereby agrees to indemnify and hold harmless the Purchaser against any and from any and all claims, liabilities, penalties, costs and expenses that may be asserted against or suffered by the Purchaser as a result of such disposition.

         (6) Each Stockholder is either an officer, director, controlling shareholder, sophisticated investor or a well informed investor (or well informed investor who has a relationship with the issuer or its principals, executive officers or directors evincing trust between the Stockholder and the Purchaser) of the Purchaser and Allied Capital and is knowledgeable about the nature and the substance of the transaction contemplated herein and of the operations and business of the Purchaser and Allied Capital.

         4.03. Approvals. The Purchaser hereby covenants to and with the Stockholders as follows:

         (1) The Purchaser will use its best efforts to take or cause to be taken all actions deemed necessary, proper or advisable to consummate the Agreement, including filing applications and other instruments with, or obtaining approvals of, governmental bodies to the transactions contemplated by the Agreement.


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

         (2) From and after the date of the Agreement to the Closing Date, the Purchaser will maintain its corporate existence, will not amend its Certificate of Incorporation or Bylaws, will not issue any securities and will not declare or make any dividend or other distribution with respect to the outstanding shares of the Common Stock.

         (3) The Purchaser will furnish the Stockholders with all information reasonably required by the Stockholders to the Purchaser for inclusion in any application or statement to be made by Allied Capital or the Stockholders to any regulatory authority in connection with the transactions contemplated by the Agreement, and the Purchaser represents and warrants that all information furnished to the Stockholders for such applications and statements shall be true and correct in all material respects and without omission of any material fact required to be stated therein to make the information furnished not materially misleading. The Purchaser shall indemnify and hold harmless Allied Capital and its officers, directors and Stockholders for and against any and all claims, charges, liabilities, damages, expenses and costs incurred or paid by such persons and arising out of or in connection with any material this statement contained in, or omission of material fact from, information supplied by the Purchaser to the Stockholders pursuant thereto.

         (4) The Purchaser will permit the officers and authorized representatives of Allied Capital or Stockholders full access to the books and records of the Purchaser in order that Allied Capital and Stockholders may make such investigation as it shall deem necessary. The officers of the Purchaser will furnish Allied Capital and Stockholders with such additional financial data and such other information relating to the business of the Purchaser as Allied Capital and Stockholders shall, from time to time, reasonably request.

                                    ARTICLE 5
                              CONDITIONS PRECEDENT

         5.01. Seller Conditions. Except as may be waived in writing by the Stockholders, the obligations of the Stockholders, and each of them, to sell and deliver their shares of Capital stock of Allied Capital are subject to the fulfillment, prior to or at the Closing on the Closing Date, of each of the following conditions:

         (1) The representations and warranties of the Purchaser in Paragraph
3.02 hereof shall be deemed to have been made again on the Closing Date and shall then be true and correct, subject to any changes contemplated by this Agreement, and the Stockholders shall not have discovered any material error, misstatement, or omission therein.

         (2) The Purchaser shall have performed and complied with all agreements or conditions required by this Agreement to be performed and complied with by it prior to or on the Closing Date.




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         (3) No action or proceeding by any governmental body or agency shall have been threatened, asserted, or instituted to restrain or prohibit the carrying out of the transactions contemplated by this Agreement.

         (4) Prior to the Closing Date, there shall not have occurred any material adverse change in the financial condition, business or operations of the Purchaser nor shall any event have occurred which with the lapse of time may cause or create any material adverse change in its financial conditions, business or operations.

         5.02. Purchaser Conditions. Except as may be waived in writing by the Purchaser, all of the obligations of the Purchaser under this Agreement are subject to fulfillment, prior to or at the Closing on the Closing Date, of each of the following conditions:

         (1) The representations and warranties of the Stockholders in Paragraph
3.01 hereof shall be deemed to have been made again on the Closing Date and shall then be true and correct, subject to any changes contemplated by this Agreement, and the Purchaser shall not have discovered any material error, misstatement or omission therein.

         (2) Each Stockholder shall have performed and complied with all agreements or conditions required by this Agreement to be performed and complied with by them prior to or on the Closing Date.

         (3) Prior to the Closing Date, there shall not have occurred any material adverse change in the financial condition, business or operations of Allied Capital, nor shall any event have occurred which with the lapse of time may cause or create any material adverse change in its financial conditions, business or operations.

         (4) The aggregate number of shares of Allied Capital's Capital stock held by the Stockholders at the Closing on the Closing Date shall constitute one hundred percent (100%) of all of the issued and outstanding capital stock of Allied Capital.

         (5) No action or proceeding by any governmental body or agency shall have been threatened, asserted or instituted to restrain or prohibit the carrying out of the transactions contemplated by this Agreement.

         (6) At the time of the Closing the machinery, equipment, inventory or other tangible property of Allied Capital shall not have suffered loss or damage on account of fire, flood, accident, act of war, civil commotion or any other cause or event beyond the


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reasonable power and control of Allied Capital or the Stockholders (whether or not similar to the foregoing) to an extent which substantially affects the value of the properties and assets of Allied Capital. Loss or damage shall be considered to affect substantially the value of said properties and assets within the meaning of this paragraph if the book value of such properties and assets so lost or damaged exceeds five percent (5%) in book value of all such tangible properties and assets.



                                    ARTICLE 6
                       CONDITION PRECEDENT TO OBLIGATIONS
                      OF THE PURCHASER AND THE STOCKHOLDERS

         The Purchaser, Allied Capital and the Stockholders shall have received the approval of the transactions contemplated by the Agreement from all necessary governmental agencies and authorities, and such approvals and the transactions contemplated hereby shall not have been contested by a federal or state governmental authority or any third party by formal proceeding. If any formal proceeding is initiated, the Purchaser or the Stockholders, may, but shall not be obligated to, pursue the acquisition over such objection.

                                    ARTICLE 7
                        NATURE AND SURVIVAL OF WARRANTIES

         All statements of fact contained herein, any certificate, the Report delivered pursuant to Subparagraph 3.01(4) hereof, letter, document or other instrument delivered by or on behalf of the Stockholder or Purchaser, and its respective officers, pursuant to the terms hereof shall be deed representations and warranties made by the Stockholders and the Purchaser, respectively, to each other under this Agreement. For purposes of this Article 7 only, any party or other person seeking to enforce, or claiming the benefit of, any representation and warranty hereunder is called a Claimant, and any party or other person against which right is claimed is called a "Defendant". All representations and warranties of the parties shall survive the Closing and all inspections, examinations or audits on behalf of the parties; provided, however, that all representations and warranties shall terminate and expire, and be without further force and effect whatever from and after December 31, 2001, hereinafter referred to as the Expiration Date, and neither party hereto shall have any liability whatsoever on account of any inaccurate representation or warranty or for any breach of warranty, unless Claimant shall on or prior to said date, serve written notice on Defendant, with a copy to Defendant's counsel herein, setting forth in reasonable detail any damages (including amounts) which Claimant may have under this Agreement.


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                                    ARTICLE 8
                                  MISCELLANEOUS

         8.01. Default. (1) The Purchaser or all of the undersigned Stockholders may by notice to the other given in the manner hereinafter provided, on or at any time prior to the Closing Date, terminate this Agreement if default shall be made by the other party in the observance or in the due and timely performance of any of its covenants and agreements herein contained, and such default shall not have been fully cured within fifteen (15) days after receipt of notice specifying particularly such default.

                  (2) If the Closing shall not have occurred by 10:00 o'clock A.M., Central Standard Time, on December 31, 1999, a party which is not then in default in the observance or in the due or timely performance of any of its covenants and conditions herein contained may at any time thereafter terminate this Agreement by giving written notice of termination to the other party. Such written notice of termination shall be effective upon the delivery thereof in person to an officer of such party or, if served by mail, upon the receipt thereof by such party.

                  (3) The Purchaser may at its option terminate this Agreement prior to the Closing if Allied Capital has suffered any damage, destruction or loss (whether or not covered by insurance) materially and adversely affecting the properties, business or prospects of Allied Capital. Damage, destruction, or loss shall be considered to materially and adversely affect the properties, business or prospects of Allied Capital if the book or market value (whichever is lower) of the assets so damaged, destroyed or lost exceeds five percent (5%) in book or market value (whichever is lower) of all tangible assets of Allied Capital.

         8.02. Amended or Modified. This Agreement may be amended or modified at any time and in all respects by an instrument in writing executed by the President of the Purchaser and all of the undersigned Stockholders.

         8.03. Assignable. Neither this Agreement nor any right created hereby all be assignable by either the Stockholders (or their successors in interest) or the Purchaser without the prior written consent of the other, except by the laws of succession. Nothing in this Agreement, expressed or implied, is intended to confer upon any person, other than the parties hereto and their authorized heirs, successors or assigns, any rights or remedies under or by reason of this Agreement.

         8.04. Notices. Any notice, communication, request, reply or advice, hereinafter severally and collectively called "notice", in this Agreement provided or permitted to be


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

given, made or accepted by either party to the other must be in writing and may be given or be served by depositing the same in the United States mail, addressed to the party to be notified, postage pre-paid and registered or certified with return receipt requested, or by delivering the same in person to an officer of such party. Notice deposited in the mail in the manner hereinabove described shall be effective only if and when received by the parties to be notified. For purposes of notice of the addresses of the parties shall, until changed as hereinafter provided, be as follows:

         To the Purchaser:      Mr. Jim Hodge
                                President, ALLQUEST.com Corporation
                                6110 Pinemont
                                Houston, Texas  77092



         To the Stockholders:   Mr. Jim C. Hodge
                                President, Allied Mortgage Capital Corporation
                                P.O. Box 691488
                                Houston, Texas 77269-1480

         8.05. Headings. Paragraph and other headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         8.06. Invalidity. In the event that any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, but this Agreement shall be constructed as if such invalid, illegal or unenforceable provisions had never been contained therein.

         8.07. Applicable Law. This Agreement shall be construed under and in accordance with the laws of the State of Texas.

         8.08. Binding. This Agreement shall be binding on and inure to the benefit of and be enforceable by the Stockholders and the Purchaser, their respective authorized heirs, executors, administrators, legal representatives, successors and assigns except as otherwise expressly provided herein.

         8.09. Remedies. This Agreement and all other copies of this Agreement insofar as they relate to the rights, duties and remedies of the parties shall be deemed to be one agreement. This Agreement may be executed concurrently in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


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



         8.10. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto, and there are no agreements, understandings, restrictions, warranties or representations between the parties other than those set forth herein or herein provided for.

         IN WITNESS WHEREOF, the parties hereto have executed this Plan and Agreement of Reorganization on the date first above set forth.

                                 PURCHASER:

                                 ALLQUEST.COM CORPORATION
                                 a Delaware corporation


                                 By:
                                    --------------------------------
                                    Jim Hodge, President


                                 ALLIED CAPITAL:

                                 ALLIED MORTGAGE CAPITAL
                                 CORPORATION, a Texas corporation


                                 By:
                                    --------------------------------
                                    Jim Hodge, President



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



                                  STOCKHOLDERS

                                    Number of Shares
 Name and Address                   of Capital Stock       Signature
------------------                  -----------------      ---------
Kathy Hodge                              99
                                    -----------------      --------------------
Jamey J. Hodge                            1
                                    -----------------      --------------------



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